Exhibit 10.44

September 10, 2009

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, California 94710

Attention: Dino Dina, M.D., President and Chief Executive Officer

Dear Dino:

Reference is hereby made to (i) the engagement letter, dated August 10, 2009 (the “Engagement Letter”), by and between Wedbush Morgan Securities Inc. (“WMS”) and Dynavax Technologies Corporation (the “Company”) and (ii) the Equity Distribution Agreement, dated August 17, 2009 (the “Agreement”), by and between WMS and the Company.

WMS and the Company hereby agree as follows:

(i) Paragraph (c) under the heading “Termination” in the Engagement Letter is hereby amended by deleting the first sentence thereof in its entirety.

(ii) The Agreement is hereby amended by deleting Section 7(w) thereof in its entirety.

Except as expressly modified hereby, the Engagement Letter and the Agreement shall continue in full force and effect.

This letter may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. If the foregoing accurately reflects our agreement, please execute a counterpart of this letter in the space provide below and return it to me.

Sincerely,

WEDBUSH MORGAN SECURITIES INC.

By:	/s/ George J. Milstein
George J. Milstein,
Managing Director

Accepted and Agreed to as of the date first written above:

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ Dino Dina, M.D.